Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 25, 2018, in the Amendment No. 1 to the Registration Statement (Form S-1A No. 333-226536) and related Prospectus of Elanco Animal Health Incorporated for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Indianapolis, Indiana
August 28, 2018